UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2017

Southcross Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1717 Main Street Suite 5200

Dallas, Texas 75201

(Address of principal executive office) (Zip Code)

(214) 979-3700

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 5.02 of this Current Report on Form 8-K relative to the entry of an employment agreement is incorporated into this Item 1.01 by reference.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth in Item 5.02 of this Current Report on Form 8-K relative to the termination of an employment agreement is incorporated into this Item 1.02 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 6, 2017 (the “Effective Date”), the Board of Directors (the “Board”) of Southcross Energy Partners GP, LLC (the “General Partner”), the general partner of Southcross Energy Partners, L.P. (the “Partnership”), elected Bruce A. Williamson as its Chairman, President and Chief Executive Officer. Mr. Williamson succeeds John E. Bonn, who is stepping down as President and Chief Executive Officer of the General Partner, and David W. Biegler, the former Chairman of the General Partner. Mr. Biegler will continue as a director of the General Partner.

Mr. Williamson, 57, has over 35 years of experience encompassing all facets of the energy value chain. Most recently, Mr. Williamson was the President and Chief Executive Officer and director of Cleco Corporation, an energy services company, from July 2011 to April 2016 and was the Chairman, President and Chief Executive Officer at Dynegy, Inc., an energy services company, from 2002 through 2011. Prior to his role at Dynegy, Inc., Mr. Williamson was the President and Chief Executive Officer at Duke Energy Global Markets. Prior to Duke, Mr. Williamson was Senior Vice President Finance at PanEnergy Corp. and also worked for Shell Oil Company for 14 years in exploration and production in the United States and internationally.

Mr. Williamson joined the Board of the General Partner in April 2013 and served as an independent director designee of our sponsors as a result of contractual arrangements. In July 2016, Mr. Williamson became the Chairman of the Board of the general partner of Southcross Holdings LP, the owner of the General Partner and no longer was an independent director of the General Partner. Mr. Williamson received his bachelor’s degree in finance from the University of Montana, and his master’s in business administration from the University of Houston.

On the Effective Date, the General Partner entered into an employment agreement with Mr. Williamson (the “Williamson Employment Agreement”), which provides for an initial one year term, unless earlier terminated, that automatically extends for one year periods unless notice is given otherwise prior to the expiration of the then-current term. Mr. Williamson will receive an annualized base salary of $1,000,000 and will not be eligible for a bonus. Mr. Williamson is entitled to receive certain benefits and reimbursement of certain expenses. If Mr. Williamson’s employment is terminated without Cause or by resignation by Mr. Williamson for Good Reason, Mr. Williamson will receive the remainder of his Annual Base Salary for the then current Term, in addition to other payments and benefits described in the Williamson Employment Agreement (all of the capitalized terms in this sentence have the meanings given them in the Williamson Employment Agreement).

By virtue of Mr. Bonn’s Employment Agreement, dated as of March 5, 2015, by and between the General Partner and Mr. Bonn (the “Bonn Employment Agreement”), Mr. Bonn will be entitled to receive (i) a payment consisting of (a) any portion of Mr. Bonn’s Annual Base Salary through the date of termination that is unpaid, (b) any expenses owed to Mr. Bonn, (c) any accrued and unused paid time off owed to Mr. Bonn, (d) any amount arising under any employee benefit plans, and (e) payment of an Annual Bonus earned in 2016, but unpaid; and (ii) a Severance Payment of (a) two times his current Annual Base Salary, (b) two times his target Annual Bonus for 2017, (c) an amount equal to the cost of COBRA coverage for 18 months after termination and (d) $100,000 since Mr. Bonn was terminated during the second year of the Bonn Employment Agreement, subject to Mr. Bonn complying with certain restrictions in a severance agreement once finalized and the terms of other ancillary agreements to which Mr. Bonn is a party. All of the capitalized terms in this paragraph, if not otherwise defined, have the meanings given them in the Bonn Employment Agreement

The foregoing description of the Williamson Employment Agreement is qualified in its entirety by reference to the full text of the Williamson Employment Agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

A copy of the press release regarding the officer changes is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1933, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated January 6, 2017, between Southcross Energy Partners GP, LLC and Bruce A. Williamson.

99.1	Press Release of Southcross Energy Partners, L.P. dated January 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners GP, LLC, its general partner

Dated: January 9, 2017	By:	/s/ Kelly J. Jameson
		Name:	Kelly J. Jameson
		Title:	Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1	Employment Agreement, dated January 6, 2017, between Southcross Energy Partners GP, LLC and Bruce A. Williamson.

99.1	Press Release of Southcross Energy Partners, L.P. dated January 9, 2017.